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                                                                    EXHIBIT 10.1



                         LOGICAL DESIGN SOLUTIONS, INC.
                        9% SENIOR SUBORDINATED DEBENTURE
                         AND WARRANT PURCHASE AGREEMENT

                           Dated as of March 19, 1997

                         LOGICAL DESIGN SOLUTIONS, INC.
                        9% SENIOR SUBORDINATED DEBENTURE
                         AND WARRANT PURCHASE AGREEMENT
                           Dated as of March 19, 1997

                                TABLE OF CONTENTS

                                    ARTICLE I
               PURCHASE AND SALE OF SENIOR DEBENTURES AND WARRANTS

1.1      Purchase and Sale of Subordinated Debentures......................    1
1.2      Issuance of Warrants..............................................    1
1.3      Investment Units..................................................    1
1.4      Warrant Shares....................................................    2
1.5      Closing...........................................................    2
1.6      Use of Proceeds...................................................    2
1.7      Distributions to Certain Shareholders.............................    2
1.8      Termination of S Corporation Status...............................    3
1.9      Merger of LDS and LDSI............................................    3
1.10     Issuance of Junior Subordinated Debentures........................    3
1.11     Option Pools......................................................    4
1.12     Description of Senior Debentures..................................    4
1.13     Description of Junior Debentures..................................    5

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

2.1      Organization and Corporate Power...................................   5
2.2      Authorization......................................................   6
2.3      Government Approvals...............................................   6
2.4      Authorized and Outstanding Stock...................................   7
2.5      Subsidiaries.......................................................   7
2.6      Financial Information..............................................   7
2.7      Events Subsequent to the Date of the Financial Statements..........   8
2.8      Litigation.........................................................   8
2.9      Compliance with Laws and Other Instruments.........................   8
2.10     Taxes..............................................................   8
2.11     Real Property; Environmental Matters...............................   9
2.12     Personal Property.................................................   10
2.13     Patents, Trademarks, etc..........................................   10
2.14     Agreements of Directors, Officers and Employees...................   10
2.15     Governmental and Industrial Approvals.............................   11
2.16     Contracts and Commitments.........................................   11
2.17     Registration Rights...............................................   11
2.18     Insurance Coverage................................................   11
2.19     Employee Matters..................................................   11
2.20     No Brokers or Finders.............................................   12

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2.21     Transactions with Affiliates......................................   12
2.22     Assumptions; Guarantees, etc. of Indebtedness of Other Persons....   12

                                   ARTICLE III
                      AFFIRMATIVE COVENANTS OF THE COMPANY

3.1      Accounts and Reports..............................................   12
3.2      Payment of Taxes..................................................   14
3.3      Maintenance of Key Man Insurance..................................   14
3.4      Compliance with Laws, etc.........................................   14
3.5      Inspection........................................................   14
3.6      Corporate Existence; Ownership of Subsidiaries....................   15
3.7      Compliance with ERISA.............................................   15
3.8      Board Approval....................................................   15
3.9      Financings........................................................   15
3.10     Meetings of the Board of Directors................................   15
3.11     Rule 144A Information.............................................   15

                                   ARTICLE IV
                        NEGATIVE COVENANTS OF THE COMPANY

4.1      Investments in Other Persons......................................   16
4.2      Distributions.....................................................   16
4.3      Dealings with Affiliates..........................................   17
4.4      Merger............................................................   17
4.5      Limitation on Options.............................................   18
4.6      Limitation on Subsidiary Dividends and Other Distributions........   18
4.7      No Conflicting Agreements.........................................   18
4.8      Change in Business................................................   18
4.9      Indebtedness......................................................   18
4.10     Minimum Net Income................................................   18

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

5.1      Representations and Warranties....................................   19
5.2      Permitted Transfers; Legends......................................   21

                                   ARTICLE VI
                           SUBORDINATION OF DEBENTURES

6.1      Agreement to Subordinate..........................................   22
6.2      Acceleration of Senior Debt.......................................   22
6.3      Insolvency, Etc...................................................   23
6.4      Payments Held in Trust............................................   23
6.5      The Company's Obligations Unconditional...........................   23
6.6      Subrogation Upon Payment of Senior Debt...........................   23
6.7      Notice............................................................   24
6.8      Knowledge.........................................................   24

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                                   ARTICLE VII
                      CONDITIONS OF PURCHASERS' OBLIGATION

7.1      Effect of Conditions..............................................   24
7.2      Representations and Warranties....................................   24
7.3      Performance.......................................................   24
7.4      No Material Adverse Change........................................   24
7.5      Opinion of Counsel................................................   25
7.6      Board Election....................................................   25
7.7      Redemption Agreement..............................................   25
7.8      Shareholders Agreement............................................   25
7.9      Registration Rights Agreement.....................................   25

                                  ARTICLE VIII
                     CONDITIONS OF THE COMPANY'S OBLIGATIONS

8.1      Effect of Conditions..............................................   25
8.2      Representations and Warranties....................................   25
8.3      Performance.......................................................   25
8.4      Payment...........................................................   25

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

9.1      Events of Default; Acceleration...................................   26
9.2      Rescission of Acceleration........................................   28

                                    ARTICLE X
                               CERTAIN DEFINITIONS

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1     Senior Debenture Payments.........................................   30
11.2     Form, Registration, Transfer and Exchange of Senior Debentures....   31
11.3     Survival of Representations.......................................   31
11.4     Parties in Interest...............................................   31
11.5     Debentures Owned by Affiliates....................................   32
11.6     Amendments and Waivers............................................   32
11.7     Notices...........................................................   32
11.8     Expenses..........................................................   33
11.9     Counterparts......................................................   33
11.10    Effect of Headings................................................   33
11.11    Transferability as Unit...........................................   33
11.12    Governing Law.....................................................   34

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

EXHIBITS

         A   Form of 9 % Senior Subordinated Debenture
         B   Warrant Agreement
         C   Merger Agreement
         D   Form of 9% Junior Subordinated Debenture
         E   Opinion of Brown & Wood LLP
         F   Redemption Agreement
         G   Shareholders Agreement
         H   Registration Rights Agreement

                                                                  March 19, 1997



To:      The Persons listed on
         Schedule 1.1 attached hereto:
         ------------

Re:      Senior Subordinated Debentures and Warrants

Ladies and Gentlemen:

     Logical Design Solutions, Inc., a New Jersey corporation ("LDS"), and Mary Kay Brooks and Darren Bryden (each a "Principal Shareholder" and collectively the "Principal Shareholders"), hereby agree with each of you as follows:

                                   ARTICLE I

               PURCHASE AND SALE OF SENIOR DEBENTURES AND WARRANTS

     1.1 Purchase and Sale of Subordinated Debentures. At the Closing (as herein defined), LDS will sell to you (the "Purchasers") for the aggregate purchase price of Five Million Two Hundred Forty - Three Thousand Nine Hundred and Two ($5,243,902) Dollars 9% Senior Subordinated Debentures of the Company (as defined herein) (the "Senior Debentures") in the aggregate principal amount of $5,540,735.71. Each of the Purchasers agrees to purchase, separately and severally, the aggregate amount of Senior Debentures and Warrants (as defined below) set forth opposite its name on Schedule 1.1 hereto. The Company shall not be obligated to sell any of the Senior Debentures or the Warrants unless all conditions set forth in Article VIII hereof shall have been satisfied or waived. The Senior Debentures shall be in the form of Exhibit A attached hereto.

     1.2 Issuance of Warrants. At the Closing, LDS will issue to the Purchasers warrants (the "Warrants") to acquire an aggregate of 215,000 shares of common stock, no par value per share (the "Common Stock"), of LDS. The Warrants will be issued pursuant to a Warrant Agreement in the form of Exhibit B attached hereto (the "Warrant Agreement").

     1.3 Investment Units. The Senior Debentures and the Warrants constitute investment units ("Investment Units") for the purposes of Section 1273(c)(2)(A) of the Internal Revenue Code of 1986 as amended (the "Code"). In accordance with such section and Section 1273(b)(2) of the Code, the issue price of investment units of a Purchaser is the amount such Purchaser pays for its Senior Debenture. LDS and the Purchasers agree that within thirty (30) days after the Closing they will in good faith agree in writing as to the allocation of the issue price between the Senior Debentures and the Warrants in proportion to their respective fair market values. None of the parties will take any position in its tax returns that is inconsistent with such agreed upon allocation. LDS will provide the Purchasers with any information necessary for them to report their income from this transaction properly.

     1.4 Warrant Shares. LDS shall at all times reserve from its authorized but unissued capital a sufficient number of shares of Common Stock (the "Warrant Shares") for issuance upon exercise of the Warrants granted pursuant to the Warrant Agreement.

     1.5 Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, the sale and purchase of the Senior Debentures and Warrants shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, at 10:00 A.M. on March 19, 1997 or such later date as may be agreed upon by the Company and the Purchasers. The date on which the Closing occurs is referred to herein as the "Closing Date". Payment at the Closing for the Senior Debentures and Warrants shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Senior Debentures and Warrants being acquired by it at the Closing as is set forth on Schedule 1.1 hereof. At the Closing, the Company will deliver to each Purchaser one or more notes representing the Senior Debentures purchased by such Purchaser and one or more warrant certificates evidencing the Warrants being acquired by such Purchaser in such denominations and issued in such names as may be requested by such Purchaser.

     1.6 Use of Proceeds. The proceeds from the sale of the Senior Debentures and Warrants will be used to provide working capital and to fund business expansion and expenses associated with the transaction contemplated in this Agreement.

     1.7 Distributions to Certain Shareholders. The parties agree that the following distributions shall be made to shareholders of LDS and Logical Design Solutions International, Inc. ("LDSI") at or prior to the Closing:

     (a) Prior to the Closing, each of LDS and LDSI shall have distributed to their respective shareholders an aggregate amount of $1,014,6004 representing their aggregate retained earnings as of December 31, 1995.

     (b) It is expected that within 120 days following the Closing, Bell Atlantic will commit to make to LDSI a payment or payments in the aggregate amount of $1.7 million relating to the licensing of LDSI's Teletrac product (such payment referred to herein as the "Prospective Exclusivity Payment"). The parties agree that if within such 120 day period Bell Atlantic does commit to make such payment, LDSI will distribute to its sole shareholder the account receivable consisting of such commitment to make such payment. Neither LDS nor LDSI shall have any obligation to make any such distributions to the extent that Bell Atlantic does not commit to make such Prospective Exclusivity Payment.

     (c) At or prior to the Closing, LDS and LDSI shall have distributed to their respective shareholders amounts equal to the federal and state income taxes payable by such shareholders (at an assumed rate of 37%), as shareholders of S corporations, an aggregate amount of $634,798.27 with respect to the income earned by LDS and LDSI during the period January 1, 1996 through December 31, 1996, and $215,596.41 with respect to income earned by LDS and LDSI during the period January 1, 1997 through February 28, 1997; provided, however, that no such distributions shall be made with respect to any income tax incurred by such shareholders with respect to the other distributions set forth in this Section 1.7, nor with respect to the receipt by such shareholders of the Junior Subordinated Debentures described below. Following the Closing, if it is determined that the Company has either overdistributed or underdistributed amounts otherwise payable to the Principal Shareholders, appropriate adjustments will be made.

     1.8 Termination of S Corporation Status. LDS shall take such steps as the Purchasers may request to terminate its status as an S corporation, effective as of the Closing Date.

     1.9 Merger of LDS and LDSI. (a) Immediately following the distribution described in Section 1.7(b), and in all events within 120 days following the Closing, LDS and LDSI shall be merged (such transaction referred to herein as the "Merger"), with LDS surviving such Merger. As used hereafter in this Agreement, the term "Company" shall mean LDS prior to the Merger, and shall mean LDS as the surviving corporation following the Merger; provided that for purposes of Article 11, except as otherwise noted, the term "Company" shall mean LDS and LDSI on a combined basis as if the Merger had occurred prior to the date hereof. Such merger shall be effected on the terms set forth in the merger agreement in the form of Exhibit C attached hereto (the "Merger Agreement") which shall be approved by the shareholders of each of LDS and LDSI and executed on behalf of each such corporation prior to the Closing Date. The Principal Shareholders agree that they shall take such action as may be required to effect such merger in accordance with the terms of the Merger Agreement.

     (b) Unless expressly called for or permitted by this Agreement or otherwise consented to by the Purchasers in writing, from the Closing Date through the date of the Merger, LDSI shall:

          (i) perform in all material respects all obligations of LDSI under agreements, contracts and instruments relating to or affecting its properties, assets and business;

          (ii) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Company;

          (iii) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire a business or any corporation;

          (iv) not make any dividends, distribution or other payments with respect to its capital stock;

          (v) not incur any indebtedness for borrowed money;

          (vi) not incur any capital expenditure, or commit to an), such capital expenditure, in excess of $5,000; and

          (vii) not create or enlarge or enhance any employee benefit plan or enter into any employment contract or increase compensation paid to any officer paid to LDSI.

     1.10 Issuance of Junior Subordinated Debentures. Effective as of March 18, 1997, LDS and LDSI distributed to the Principal Shareholders as set forth on
Schedule 1.10 of 9% Junior Subordinated Debentures in the forms of Exhibit D and D-1, respectively, attached hereto

(collectively, the "Junior Debentures" and, together with the Senior Debentures, the "Debentures") in the aggregate principal amount of $1,114,289.50. The Junior Debentures will be subordinate to the Senior Debentures as hereinafter set forth.

     1.11 Option Pools. Within thirty (30) days after the Closing, Date, there shall be established three option plans (collectively, the "Option Plans"), each of which shall be reasonably acceptable in form and substance to the Purchasers and shall provide for the issuance of options, as follows:

     (a) An option pool ("Option Pool A") will be established for current and future senior management members and directors of the Company, and there shall be reserved for issuance thereunder 100,000 shares of common stock.

     (b) An option pool ("Option Pool B") shall be established for the Principal Shareholders, with the exercise price of options granted pursuant thereto based upon an equity evaluation of the Company of $40 million and there shall be 50,000 shares of Common Stock reserved for issuance under such plan.

     (c) A third option pool ("Option Pool C") will be established for Mimi Brooks and Darren Bryden, with the exercise price of options granted pursuant thereto based upon an equity valuation of the Company of $60 million. There shall be 50,000 shares of Common Stock reserved for issuance under such plan.

     1.12 Description of Senior Debentures. The Senior Debentures shall have the following terms, and shall be entitled to the following rights and benefits:

     (a) The principal amount of the Senior Debentures shall be paid March 19, 2002. The Senior Debentures may, at each Purchaser's option, be pre consummation of a Liquidity Event (as herein defined). The Company may prepay the Senior Debentures at any time and from time to time in whole or in installments of $ 100,000, without premium or penalty. Each such prepayment shall be preceded by two Business Days' notice. Any partial prepayment of the Senior Debentures shall be allocated among all holders of Senior Debentures pro rata in proportion to the principal amount of the Senior Debentures held by each.

     (b) The Senior Debentures shall bear interest from the date of issuance until the date of payment of principal in full at the rate of 9% per year. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed, on the unpaid principal amount of the Senior Debentures. Interest shall accrue and compound annually and shall be paid upon payment of principal.

     (c) Any interest not paid when due and payable shall thereafter be paid on demand by the Purchasers, together with a late charge of two percent (2%) of the amount of interest payment due.

     (d) All payments of principal and interest on the Senior Debentures shall be made by the Company in lawful money of the United States of America in immediately available federal funds (or at the request of the holder of a Senior Debenture, by certified or bank check or wire transfer) on the date such payment is due.

     (e) The indebtedness evidenced by the Senior Debentures shall be junior and subordinate in right of payment to all Senior Debt, as that term is defined in
Article VI hereof but shall be senior in right of payment to all indebtedness evidenced by the Junior Debentures.

     1.13     Description of Junior Debentures.

     (a) The principal amount of the Junior Debentures shall be payable in full on March 19, 2003. The Junior Debentures may, at the holders' option, be prepaid in full upon consummation of a Liquidity Event. The Company may prepay the Junior Debentures from time to time in whole or installments of $100,000, without premium or penalty. Each such prepayment shall be preceded by two Business Days' notice. Any partial prepayment of the Junior Debentures shall be allocated among all holders of Junior Debentures pro rata in proportion to the principal amount of the Junior Debentures held by each.

     (b) The Junior Debentures shall bear interest on the date of issuance until the date of payment of principal in full at the rate of 9% per year. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed, on the unpaid principal amount of the Junior Debentures. Interest shall accrue and compound annually and shall be paid upon payment of principal.

     (c) Any interest not paid when due and payable shall thereafter be paid on demand by the holders of the Junior Debentures, together with a late charge of 2% of the amount of interest payment due.

     (d) All payments of principal and interest on the Junior Debentures shall be made by the Company in lawful money of the United States of America in immediately available federal funds (or at the request of a holder of a Junior Debenture, by certified or bank check or wire transfer) on the date such payment is due.

     (e) The indebtedness evidenced by the Junior Debentures shall be junior and subordinate in right of payments to all Senior Debt, as that term is defined in
Article VI hereof, including, with respect to the Senior Debentures, indebtedness evidenced thereby.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

     In order to induce the Purchasers to purchase the Senior Debentures and Warrants, the Company and the Principal Shareholders, acting jointly and severally, make the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time:

     2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is qualified as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains employees.

     2.2 Authorization. (a) The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Debentures, the Shareholders Agreement, the Redemption Agreement and the Registration Rights Agreement (such agreements other than this Agreement hereinafter referred to collectively as the "Related Agreements") and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Debentures, the Warrants, and upon exercise of the Warrants pursuant to the terms of the Warrant Agreement and upon payment of the exercise price therefor, the Warrant Shares. The issuance of the Debentures, the Warrants and the Warrant Shares does not require any further corporate action and is not and, except as set forth in the Related Agreements, will not be subject to any preemptive right, right of first refusal or the like. This Agreement and the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered' in a proceeding in equity or at law).

     (b) Each Principal Shareholder has full legal capacity and unrestricted power to execute and deliver this Agreement and the Related Agreements to which he or she is a party, and any other agreements or instruments executed by him or her in connection herewith or therewith and to consummate the transactions contemplated herein or therein. This Agreement, the Related Agreements and the other agreements and instruments executed by the Principal Shareholders in connection herewith or therewith each will be a valid and binding obligation of the Principal Shareholders enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (c) Each Principal Shareholder owns, of record and beneficially, the number of shares of Common Stock set forth opposite his or her name on Schedule 2.4 hereto, free and clear of any pledges, security interests, liens, charges or other encumbrances.

     2.3 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company or the Principal Shareholders in connection with the execution, delivery and performance by the Company or the Principal Shareholders of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company or the Principal Shareholders in connection herewith or therewith, or in connection with the issuance of the Debentures, the Warrants and the Warrant Shares, except for (i) those which have already been made or granted, (ii) those which may be required under state securities or "blue sky" laws, and (iii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") and any applicable state securities commission as specifically provided for in the Registration Rights Agreement.

     2.4 Authorized and Outstanding Stock. The authorized capital stock of LDS consists of 1,500,000 shares of Common Stock, of which 785,000 shares are validly issued and outstanding and held of record and owned beneficially by the Persons set forth on Schedule 2.4 attached hereto, free and clear of all liens, security interests, restrictions on transfer, and other encumbrances, and the authorized capital stock of LDSI consists of 2,500 shares of Common Stock, of which 100 shares are validly issued and outstanding and held of record and owned beneficially by the Persons set forth on Schedule 2.4 attached hereto, free and clear of all liens, security interests, restrictions on transfer, and other encumbrances. All issued and outstanding shares of capital stock of LDS and LDSI are, and upon exercise of the Warrants pursuant to the terms of the Warrant Agreement and upon payment of the exercise price therefor, all Warrant Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to this Agreement and any Related Agreement. Except as set forth on Schedule 2.4, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of LDS or LDSI. All issued and outstanding shares of capital stock of LDS and LDSI were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

     2.5 Subsidiaries. The Company does not have any Subsidiaries or other equity investment in any other Person.

     2.6 Financial Information. The Company has previously delivered to the Purchasers the financial statements of the Company for the year ended December 31, 1996, accompanied by the audit report of Ernst & Young LP (the "Audited Financial Statements"), and the financial statements of the Company for the year ended December 31, 1995 and for the two months ended February 28, 1997 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the dates and for the periods shown; provided, however, that the Unaudited Financial Statements do not have all footnotes recorded in accordance with generally accepted accounting principles, and are subject to year-end adjustments. Except in connection with the transactions contemplated herein, the Company has no liability or obligation, contingent or otherwise, which is not adequately reserved against or reflected in the Audited Financial Statements, except for liabilities and obligations incurred in the ordinary course of business since December 31, 1996. Since December 31, 1996, except in connection with the transactions contemplated herein, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company except for changes in the ordinary course of business which would not have a Material Adverse Effect, and (ii) none of the business, prospects, condition (financial or otherwise), operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     2.7 Events Subsequent to the Date of the Financial Statements. Except in connection with the transactions contemplated herein, and except as set forth on
Schedule 2.7, since December 31, 1996, the Company has not, except in the ordinary course of business, (i) issued any stock, stock options, warrants or other securities convertible into or exchangeable for capital stock, or any bond or other corporate security, (ii) borrowed any money (except under revolving lines of credit which existed as of December 31, 1996) or mortgaged, pledged or subjected to any lien any of its assets, tangible or intangible, (iii) sold, assigned or transferred any of its tangible assets, or canceled any debt or claim, or (iv) suffered any material loss of property or waived any right of substantial value. Except as set forth on Schedule 2.7, since December 31, 1996, the Company has not declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities.

     2.8 Litigation. Except as otherwise set forth on Schedule 2.8 hereto, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company or the Principal Shareholders threatened, against the Company or affecting any of its properties or assets, or against any officer, key employee or shareholder of the Company in his or her capacity as such, and, to the knowledge of the Company and the Principal Stockholders, no event has occurred nor does there exist any condition on the basis of which any litigation, proceeding or investigation is reasonably likely to be instituted with any substantial likelihood of recovery where such recovery would have a Material Adverse Effect. Neither the Company nor any officer, key employee or shareholder of the Company in his or her capacity as such is, to the knowledge of the Company and the Principal Shareholders, in material default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

     2.9 Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of this Agreement and of its charter and by-laws, and, in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or its properties are subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, nor the offer, issuance, sale or delivery of the Debentures, the Warrants and Warrant Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of its charter or by-laws, subject to the Charter Amendments, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which it or any of its properties are subject, or will cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any Person who is expected to normally do business with the Company to discontinue to do so on the same basis, except for violations, breaches, defaults, encumbrances or losses which would not have a Material Adverse Effect.

     2.10 Taxes. Each of LDS and LDSI is a S corporation within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes and has been a S corporation continually since the date of its formation. The Company has filed all tax returns, reports and forms (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. All such tax returns, reports and forms are true, correct and complete. Each of LDS and LDSI has properly classified for tax purposes all employees, consultants and independent contractors, and has made all filings and has withheld and paid all taxes, required to have been filed, withheld or paid in connection with services provided by such persons. Adequate amounts have been withheld by LDS and LDSI from its respective employees for all periods in compliance with the tax, social security and unemployment withholding provisions of all federal, state, local and foreign laws. No deficiencies for any tax are currently assessed against LDS or LDSI, and no tax returns of LDS or LDSI have ever been audited, and, to the knowledge of LDS or LDSI and the Principal Shareholders, there is no such audit pending and the Company has not received any notice for any taxing authority that it is contemplating such an audit. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of LDS or LDSI, other than any lien for taxes not yet due and payable. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, withholding, payroll and employment taxes or other similar assessments of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts.

     2.11 Real Property; Environmental Matters.

     (a) Schedule 2.11 sets forth the addresses and uses of all real property that the Company owns or leases or subleases, and any lien (exclusive of any statutory landlord's lien) or encumbrance for which the Company is liable and which the Company has secured with any such owned real property or leasehold interest, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the lessee thereunder (or in lieu thereof, attaching a copy of such lease or sublease). There are no defaults by the Company, or to the actual knowledge of the Company and the Principal Shareholders (without investigation by the Company or the Principal Shareholders), by any other party thereto, which might curtail in any material respect the present use by the Company of the property listed on
Schedule 2.11. The performance by the Company of this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.

     (b) All real property, owned or leased by the Company comply with all applicable laws, rules, regulations, order, ordinances, judgments and decrees of any governmental authorities with respect to all environmental statutes, rules and regulations. The Company has not received notice of, nor does the Company or any Principal Shareholder have knowledge of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company which may cause noncompliance with, or which may give rise to any liability for any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance (as defined herein). As used in this Section 2.11, the term "Substance" or "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the real property owned or leased by the Company has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other such list by any federal, state or local authorities.

     (c) The Company has all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Company of its business, the discharge or emission of Substances by the Company from real property owned or leased by the Company or the generation, treatment, storage, transportation, or disposal of any such Substances by the Company.

     2.12 Personal Property. Except as set forth on Schedule 2.12 and except for property sold or otherwise disposed of in the ordinary course of business since December 31, 1996, the Company owns free and clear of any liens or encumbrances, all of the personal property reflected as owned by the Company in the most recent balance sheet contained in the Financial Statements, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in normal operating condition, wear and tear excepted.

     2.13 Patents, Trademarks, etc. Set forth on Schedule 2.13 is a list and brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications trade names and copyrights and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and to conduct and market any educational course or program now marketed or conducted by the Company and no claim is pending or, to the knowledge of the Company and the Principal Shareholders, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, or that the Company does not have the right to market any educational course or program, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company and the Principal Shareholders, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether or not pending or threatened).

     2.14 Agreements of Directors, Officers and Employees. To the knowledge of the Company, no director, officer or employee of or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others.

     2.15 Governmental and Industrial Approvals. The Company has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company and the Principal Shareholders, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

     2.16 Contracts and Commitments. Except in connection with the transactions set forth herein, and except as set forth on Schedule 2.16 attached hereto, the Company has no contract, obligation or commitment which is material or which involves a potential material commitment or any stock redemption or stock purchase agreement, stock option plan, shareholders' agreement, financing agreement, license or real property lease. For purposes of this Section 2.16, a contract, obligation or commitment shall be deemed material if it requires expenditures to be made by the Company within one year from the date hereof in excess of $100,000 or requires payment to the Company within one year from the date hereof in excess of $100,000 and is not cancelable by the Company without penalty within 30 days.

     2.17 Registration Rights. The Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in the Registration Rights Agreement.

     2.18 Insurance Coverage. Schedule 2.18 hereto contains an accurate list of the insurance policies currently maintained by the Company. Except as described on Schedule 2.18, there are currently no claims pending against the Company under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. All such policies are in full force and effect and provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company to protect employees, properties, assets, businesses and operations of the Company.

     2.19 Employee Matters. Except as set forth on Schedule 2.19, and except as set forth herein, the Company does not have in effect any employment agreements, consulting agreements, deferred compensation, severance, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. The Company and the Principal Shareholders have no knowledge that any of the officers or other key employees of the Company presently intends to terminate his employment. The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company is in material compliance with the terms of all plans, programs and agreements listed on Schedule 2.19, and each such plan, program or agreement is in material compliance with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such plan or program has engaged in any "prohibited transaction" as defined in Section 4975 of the Code, or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such plan or program. With respect to each plan listed on
Schedule 2.19, any required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed, except where the failure to make such filings will not have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not entitle any employee of the Company to receive any bonus, severance or other payment.

     2.20 No Brokers or Finders. Except for a fee in the amount of $200,000 payable to Samedan, Inc., of which fee $80,000 shall be paid by the Company in cash at the Closing, and $120,000 of which shall be paid through the issuance of Senior Debentures and Warrants as provided in Article 1, the parties hereto agree that no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any Purchaser.

     2.21 Transactions with Affiliates. Except as set forth on Schedule 2.21, and except as set forth herein, there are no loans, leases or other continuing transactions between the Company on the one hand, and any officer or director of the Company or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand.

     2.22 Assumptions; Guarantees, etc. of Indebtedness of Other Persons. Except as set forth on Schedule 2.22, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness for borrowed money of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                                  ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that except as is otherwise provided in Sections 3.12, 3.13 and Section 11.4, it will observe the following covenants on and after the Closing Date and until the first to occur of (i) consummation of a Qualified Public Offering, and (ii) repayment in full of all obligations under the Debentures and redemption of all Warrant Shares.

     3.1 Accounts and Reports. The Company will, and will cause each of its Subsidiaries to, maintain a system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser the information set forth in this Section 3.1.

     (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of Ernst & Young LP or such other of the six largest public accountant firms (measured by total revenues) as may be selected from time to time by the Board of Directors; provided that such consolidating statements need not be audited.

     (b) Within thirty (30) days after each month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

     (c) At the time of delivery of each monthly and annual statement, a certificate, executed by either the president or chief financial officer of the Company stating that such officer has reviewed the provisions of Articles III, IV and IX of this Agreement and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.

     (d) Not later than thirty (30) days prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under
Section 3.8.

     (e) Promptly upon receipt thereof, any written report, any so called "management letter", and any other reports submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries.

     (f) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, would have a Material Adverse Effect; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

     (g) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company (or any Subsidiary) shall send or make available generally to the shareholders of the Company as such or to the Commission; and

     (h) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchasers may from time to time reasonably request.

     3.2 Payment of Taxes. The Company will pay and discharge (and cause any Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which (i) has not been asserted or is not owed, or (ii) is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves in the opinion of management and the Company's independent accountants with respect thereto.

     3.3 Maintenance of Key Man Insurance. The Company will, at its expense, use its best effort to maintain a life insurance policy with a death benefit of at least $ 1,000,000 with a responsible and reputable insurance company payable to the Company on the life of each of Mary Kay Brooks and Darren Bryden. The Company will maintain such policies and will not cause or permit any assignment of the proceeds of such policies and will not borrow against such policies. The Company will add one designee of the Purchasers as a notice party to such policy, and will request that the issuer of each policy provide such designee with ten (10) days' notice before either such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof. Each of the Principal Shareholders hereby represents and warrants that he or she has not in the past been denied insurance on usual and customary rates available for an insured without a pre-existing condition, and that he or she has no knowledge of any fact or circumstance which would prevent the Company from obtaining life insurance on his or her life at such usual and customary rates.

     3.4 Compliance with Laws, etc. The Company will comply (and cause each of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would have a material adverse effect on the business, condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     3.5 Inspection. At any reasonable time during normal business hours and from time to time, but not more frequently than once per calendar quarter, respectively, for all Purchasers and not more than once every twelve months for all unaffiliated transferees of the Purchasers, as a group, the Company (and each of its Subsidiaries) will permit (i) any one or more of the Purchasers who then own, of record or beneficially, any Debentures, Warrants or Warrant Shares who owns, of record or beneficially, at least ten percent (10%) of the then outstanding principal amount of the Debentures, Warrants or Warrant Shares, and
(ii) any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this
Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law.

     3.6 Corporate Existence; Ownership of Subsidiaries. The Company will, and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a Material Adverse Effect. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, a majority of the issued and outstanding capital stock of each of its Subsidiaries.

     3.7 Compliance with ERISA. The Company will comply (and cause each of its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

     3.8 Board Approval. Not later than thirty (30) days prior to the end of each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

     3.9 Financings. The Company will promptly provide to the Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     3.10 Meetings of the Board of Directors. The Directors shall schedule regular meetings not less frequently than once every fiscal quarter. The Company shall reimburse all members of the Board of Directors of the Company for all direct out-of-pocket expenses incurred by them in attending such meetings.

     3.11 Rule 144A Information. The Company shall, upon the written request of any Purchaser, provide to such Purchaser and to any prospective institutional transferee of the Debentures designated by such Purchaser, such financial and other information as is reasonably available to the Company or can be obtained by the Company without material expense and as such Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Act.

                                   ARTICLE IV

                        NEGATIVE COVENANTS OF THE COMPANY

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that except as is otherwise provided in Section 11.4, it will comply (and will cause each Subsidiary to comply) for the benefit of the Purchasers with each of the provisions of this Article IV on and after the Closing Date and until the first to occur of (i) consummation of a Qualified Public Offering and (ii) repayment of all obligations under the Debentures and redemption of all Warrants or Warrant Shares.

     4.1 Investments in Other Persons. The Company will not make or permit any Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock or assets of any Person without the prior approval of the Purchasers, except:

          (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

          (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having a combined capital and surplus of at least $50,000,000;

          (iii) loans, advances or investments from the Company to any Subsidiary, a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

          (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition; and

          (v) investments by the Company or a Subsidiary in "money market" fund shares, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or (iv) of this subsection 4. 1.

     4.2 Distributions. Except as otherwise expressly set forth in this Agreement and the Related Agreements, the Company will not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

          (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock; or

          (ii) complying with the terms of the Redemption Agreement.

     4.3 Dealings with Affiliates. Except as set forth herein and in the Related Agreements, and except for those transactions listed in Schedule 4.3 attached hereto, the Company will not enter into any transaction with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlling, controlled by or under common control with one or more of such officers, directors or shareholders or members of their immediate families, unless the interest of such person is disclosed in advance to the Board of Directors, such transaction is on arm's-length terms which are no less favorable to the Company or any Subsidiary than those which could have been obtained from an unaffiliated third party, and such transaction is approved by a disinterested majority of the Board of Directors of the Company or such Subsidiary.

     4.4 Merger. Except as set forth herein, the Company shall not, and shall not permit any Subsidiary to merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any Person, or permit any Subsidiary to do any of the foregoing, (i) except for sales or other dispositions of assets in the ordinary course of business, and (ii) except that
(a) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any other wholly owned Subsidiary, and (b) any wholly owned Subsidiary may merge into or transfer assets to the Company. Notwithstanding the provisions of this Section 4.4, if in connection with the sale, merger or consolidation of the Company, (i) all of the Debentures are paid in full, and the Purchasers receive with respect to their Warrants or Warrant Shares cash or "Liquid Securities" (as herein defined), and (ii) if such transaction is consummated prior to the fourth anniversary of the Closing Date, the amount to be received by the Purchasers for their Warrants or Warrant Shares is at least equal to the amount paid by the Purchasers for the Senior Debentures, less all interest paid or accrued by the Company on the Senior Debentures, then the Company may consummate such transaction without the approval of the Purchasers. The term "Liquid Securities" means securities which are tradeable without regard to volume limitations (except for (i) such restrictions on transfer that may be imposed in order for a transaction to be accounted for as a pooling of interests, and (ii) for restrictions under an issuer's internal guidelines pertaining to transfers by affiliates), and which have been issued by an entity with market capitalization of at least $750 million, and for which the average daily trading volume of such securities during the 30 day period immediately preceding such transaction exceeds 100,000 shares; provided that if securities are received pursuant to an agreement which provides for the filing of a registration statement to cover or permit resales of such securities, such securities shall be deemed "Liquid Securities".

     4.5 Limitation on Options. Except as otherwise expressly set forth in this Agreement and the Related Agreements, the Company shall not grant any options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company, other than pursuant to the Option Plans.

     4.6 Limitation on Subsidiary Dividends and Other Distributions. The Company shall not permit any of its Subsidiaries, directly or indirectly, to create or suffer to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

     4.7 No Conflicting Agreements. The Company agrees that neither it nor any Subsidiary will, without the consent of the Purchasers, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Agreements.

     4.8 Change in Business. The Company will continue to remain principally engaged in the line of business in which it is engaged on the date hereof, and will not, without the consent of the Purchasers, enter into any unrelated business.

     4.9 Indebtedness. Except as otherwise expressly set forth in this Agreement and the Related Agreements, the Company will not, and will not permit any Subsidiary to, incur or suffer to remain any Indebtedness for borrowed money other than (i) Indebtedness evidenced by the Senior Debentures, (ii) Indebtedness evidenced by the Junior Debentures, (iii) Indebtedness consisting of Senior Debt, (iv) Indebtedness under a bank line of credit, (v) Indebtedness incurred or assumed in connection with the acquisition of a Person to the extent permitted under Sections 4.1 and 4.4 and (vi) as expressly set forth in this Agreement and the Related Agreements. In addition, the Company will not incur any Indebtedness ranking senior to or pari passu with the Senior Debentures (other than trade payables in the normal course of business) if for any consecutive twelve month period ending at the close of any fiscal quarter occurring after the Closing Date, Consolidated Net Income before interest and taxes for such twelve month period is less than 1.5 times the interest payments on the Senior Debentures and any debt ranking senior or pari passu with the Senior Debentures (including non-cash interest on the Senior Debentures) for such twelve month period.

     4.10 Minimum Net Income. The Company and its Subsidiaries shall have Consolidated Net Income for the twelve consecutive months ending on the last day of each of its fiscal quarters (treated as a single accounting period), commencing with the quarter ending March 31, 1997, of at least $ 1.00. Notwithstanding the provision of Section 4.10, if the Board of Directors of the Company (including all designees of Summit Ventures IV, L.P.) unanimously approves a business plan or budget that forecasts Consolidated Net Income of less than $1.00, then this Section 4.10 shall be deemed to have been waived with respect to the period of time covered by such business plan or budget, and the Purchasers shall not have any right of acceleration under Article IX, or any right to designate additional directors under the Shareholder

Agreement if Consolidated Net Income is less than $1.00 during the period covered by such business plan or budget.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     5.1 Representations and Warranties. Each Purchaser hereby represents and warrants to the Company as follows:

     (a) With respect to such of the Purchasers as are individuals, such Purchaser has full legal capacity and unrestricted power to execute and deliver this agreement and the Related Agreements to which he or she is a party, and any other agreements or instruments executed by him or her in connection herewith or therewith and to consummate the transactions contemplated herein or therein. With respect to such of the Purchasers as are partnerships, such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority and has taken all necessary partnership action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements, and any other agreements or instruments executed by the Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;

     (b) This Agreement, the Related Agreements and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms;

     (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Purchasers in connection with the execution, delivery and performance by the Purchasers of this Agreement, any Related Agreements and any other agreements or instruments executed by the Purchasers in connection herewith or therewith.

     (d) The Purchasers are in compliance with all the provisions of this Agreement and their organizational and partnership documents, if any, and in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which they are bound or to which they are subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, will materially violate, or result in any material breach of, or constitute a default under any provision of the Purchasers organization or partnership documents, if any, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Purchasers is bound.

     (e) Each Purchaser is acquiring the Senior Debentures, Warrants and Warrant Shares solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act. Each Purchaser has been advised that the Senior Debentures, Warrants and Warrant Shares have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. Each Purchaser, by accepting the Senior Debentures, Warrants and Warrant Shares, agrees and acknowledges that it will not directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of any of such Senior Debentures, Warrants or Warrant Shares (or to solicit any offers to purchase or otherwise acquire or take a pledge of any of the Senior Debentures, Warrants or Warrant Shares) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or "blue sky" laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or "blue sky" laws. Such Purchaser understands and agrees that in the case of a transfer or other disposition made pursuant to clause (ii) above, each Purchaser of Senior Debentures, Warrants or Warrant Shares shall be required to provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and a written certification (or in the Company's discretion, an opinion of counsel reasonably acceptable to the Company (who may be counsel employed by the Purchaser)) that qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full).

     (f) Each Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the unregistered Senior Debentures, Warrants or Warrant for an indefinite period of time. Each Purchaser can afford to suffer the complete loss of its investment in the Senior Debentures, Warrants or Warrant Shares. The knowledge and experience of the Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Securities. Each Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as the each Purchaser has deemed necessary in connection with its decision to purchase the Senior Debentures, Warrants or Warrant Shares, and that no representation or warranties, express or implied, are being made by the Company with respect to the Company, the Senior Debentures, Warrants or Warrant Shares, other than those expressly set forth herein.

     (g) Such Purchaser has been advised and understands that the Senior Debentures, Warrants and Warrant Shares have not been registered under the Act, on the grounds that no distribution or public offering of the Senior Debentures, Warrants or Warrant Shares is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchaser set forth in this Article V;

     (h) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Senior Debentures, Warrants or Warrant Shares; and

     (i) Except as set forth on Schedule 5.1, no person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchasers or the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

     (j) Such Purchaser is not subscribing for the Senior Debentures, Warrants and Warrant Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting;

     (k) Each of the Purchasers represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company ("Confidential Information") in connection with the herein contemplated offering (the "Offering"). This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by any Purchaser, (b) lawfully disclosed to such Purchaser by a third party who possessed such information without any obligation of confidentiality, (c) known previously by such Purchaser or lawfully developed by such Purchaser independent of any disclosure by the Company, or (d) disclosed to legal or financial advisors in the ordinary course of evaluating this investment; provided, however, that such advisors agree to be bound by the provisions of this Section 5.1(k). Each Purchaser further covenants that such Purchaser shall return to the Company all tangible materials containing such information upon request by the Company. Notwithstanding the foregoing, in the event that a Purchaser is required by subpoena, civil investigative demand or similar legal process to disclose any Confidential Information, such Purchaser agrees that it will promptly notify the Company of such request or requirement prior to any such disclosure so that the Company may seek to oppose such disclosure or to obtain an appropriate protective order or other appropriate remedy. Such Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence unless such disclosure was caused by or resulted from a previous disclosure not permitted by this Agreement. Such Purchaser agrees that it will exercise its best efforts, without cost to such Purchaser, to assist the Company in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. The foregoing provisions of this Section 5.1 (k) notwithstanding, any Purchaser may disclose and use any Confidential Information in connection with the enforcement of its rights hereunder and in any action, suit or is preceding relating thereto.

     5.2 Permitted Transfers; Legends. The Company agrees that it will permit a transfer of Senior Debentures, Warrants and Warrant Shares by a Purchaser which is a partnership or limited liability company to an affiliated partnership or limited liability company of such Purchaser, and that following consummation of the first sale of equity securities by the Company pursuant to a registration statement filed under the Act, it will permit, upon prior written request, (i) a transfer of the Senior Debentures, Warrants and Warrant Shares by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift will or intestate succession of any partner to his spouse or to his siblings, lineal descendants or ancestors of such partner of his spouse, or to a trust created for the benefit of one or more of the foregoing and (if such Person agrees to be subject to this Agreement and Related Agreements and) (ii) a sale or other transfer of any of the Senior Debentures, Warrants or Warrant Shares, if the transferee agrees in writing to be subject to the terms hereof and the Related Agreements to the same extent as if it were an original Purchaser hereunder and upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under the Act and applicable state securities or "blue-sky" laws, including without limitation, receipt of an unqualified opinion of counsel reasonably satisfactory to the Company. The certificates representing the Senior Debentures, Warrants or Warrant Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

          "This security has been acquired for investment and has not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. This security may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement therefor under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation to the effect that such registration is not required under the Act or the securities laws of any state.

                                   ARTICLE VI

                           SUBORDINATION OF DEBENTURES

     6.1 Agreement to Subordinate. The Company agrees, and each holder of the Debentures by its acceptance thereof agrees, that notwithstanding any other provision of this Agreement or the Debentures, the payment of the principal of and interest on each and all of the Debentures shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness of the Company at any time outstanding for money borrowed from commercial banks, including any extensions, renewals, modifications or refinancings thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on parity with the Debentures and which is permitted hereby at the time it is created or incurred, and that such subordination is for the benefit of and may be enforced by the holder(s) of Senior Debt against the Company and any holder of the Debentures. Furthermore, each holder of a Junior Debenture, by his or her acceptance thereof agrees, that notwithstanding any other provision of this Agreement or the Junior Debentures, the payment of the principal of and interest on each and all of the Junior Debentures shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness of the Company under the Senior Debentures, and that such subordination is for the benefit of and may be enforced by the holders of Senior Debt against the Company and any holder of the Junior Debentures. Such Indebtedness of the Company to which the Debentures are subordinate and junior is referred to herein as "Senior Debt", and in the case of the Junior Debentures, the term Senior Debt shall also include any obligations of the Company under the Senior Debentures. Each holder of Debentures by its acceptance thereof agrees to execute, acknowledge and deliver such instruments, subordination agreements, inter-creditor agreements and other agreements as any holder of Senior Debt may from time to time request which are not on terms inconsistent with the terms hereunder in order to confirm, reflect and implement such subordination.

     6.2 Acceleration of Senior Debt. Upon maturity of any Senior Debt, whether by acceleration (unless waived or rescinded in writing), lapse of time or otherwise, no payment shall be made on account of principal of or interest on the Debentures until all principal of and accrued and unpaid interest on all such matured Senior Debt shall have been paid in full or such payment shall have been duly provided for.

     6.3 Insolvency, Etc. In the event of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or similar proceedings in connection therewith (or upon the distribution of the assets of the Company in connection therewith) relative to the Company or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, upon any assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all obligations of principal and accrued and unpaid interest with respect to Senior Debt before the holders of Debentures shall be entitled to receive any payment of principal or interest upon the Debentures, provided, however, that if a payment or distribution in respect of the Debentures (i) is authorized by a final, non-appealable order or decree giving explicit effect to the subordination of the Debentures to Senior Debt and made by a court of competent jurisdiction in a reorganization or bankruptcy proceeding or (ii) is in the form of securities or obligations which by their terms are subordinate and junior (at least to the extent provided in this Article VI) to the payment of all Senior Debt then outstanding, then such payment or distribution may be made to the holders of Debentures notwithstanding the occurrence of the events described in this Section 6.3.

     6.4 Payments Held in Trust. If the holder of any Debenture receives any payment or distribution of any character, whether in cash, securities or other property, or whether in the form of a payment from the Company or any guarantor or any other party, with respect to such Debentures which such holder is not entitled to receive on account of the provisions of this Article VI and has knowledge or has received notice that it is not so entitled, such holder will hold any amounts so received in trust for the benefit of the holders of Senior Debt and will forthwith turn over such payment or distribution to the holders of Senior Debt and upon receipt such payment or distribution shall be applied to Senior Debt until the same shall have been paid in full.

     6.5 The Company's Obligations Unconditional. The provisions of this Article VI are for the purpose of defining the relative rights of holders of Senior Debt on the one hand, and the holders of Debentures on the other hand, against the Company and its property. Nothing herein shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of the principal and accrued and unpaid interest on the Debentures, in accordance with the terms thereof and the provisions hereof, and to comply with all of its covenants and agreements contained herein; nor shall anything herein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Debenture, subject to the rights, if any, under this Article VI of holders of Senior Debt to receive payments and distributions otherwise payable to the holders of Debentures.

     6.6 Subrogation Upon Payment of Senior Debt. Subject to such conditions as the holder(s) of Senior Debt may require, upon payment in full of all Senior Debt, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt, to the extent that distributions otherwise payable to the holders of Debentures have been applied to the payment of Senior Debt, until the principal of and accrued and unpaid interest on the Debentures shall have been paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities which the holders of Debentures would be entitled to receive except for the provisions of this Article VI shall, as between the Company and its creditors (other than the holders of Senior Debt) and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Debt.

     6.7 Notice. The Company shall promptly notify the holders of Debentures of any facts known to the Company that would cause a payment of any obligations with respect to the Debentures to violate this Article VI, but failure to give such notice shall not affect the subordination of the Debentures to Senior Debt provided herein.

     6.8 Knowledge. No holder of any Debenture shall at any time be charged with knowledge of any of the events described in Sections 6.2 or 6.3 hereof or the existence of any other facts which would prohibit the making of any payment of monies to such holder or the taking of any acceleration or other action by such holder by virtue of the provisions of this Article VI unless and until such holder shall have received written notice of such events or facts signed, as the case may be, by an officer of the Company or by the holder of Senior Debt.

                                  ARTICLE VII

                      CONDITIONS OF PURCHASERS' OBLIGATION

     7.1 Effect of Conditions. The obligation of the Purchaser to purchase and pay for the Debentures and Warrants at the Closing shall be subject at its election to the satisfaction or waiver of each of the conditions stated in the following Sections of this Article.

     7.2 Representations and Warranties. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

     7.3 Performance. The Company and the Principal Shareholders shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it and them at or prior to such Closing Date, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

     7.4 No Material Adverse Change. The business, properties, assets or condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company that would have a Material Adverse Effect.

     7.5 Opinion of Counsel. The Purchasers shall have received an opinion, dated the Closing Date, from Brown & Wood LLP, counsel to the Company, in the form attached as Exhibit E.

     7.6 Board Election. Concurrently with the Closing, the Board of Directors of the Company shall have been expanded to seven members, two of whom shall be designees of the Purchasers as provided in the Shareholders' Agreement.

     7.7 Redemption Agreement. The Company shall have executed and delivered to the Purchasers the Redemption Agreement in the form of Exhibit F attached hereto.

     7.8 Shareholders Agreement. The Company and the Principal Shareholders shall have executed and delivered to the Purchasers the Shareholders Agreement in the form of Exhibit G attached hereto, and the existing shareholder agreement among the Company and the Principal Shareholders shall have been terminated.

     7.9 Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement in the form of Exhibit H attached hereto.

                                  ARTICLE VIII

                     CONDITIONS OF THE COMPANY'S OBLIGATIONS

     8.1 Effect of Conditions. The obligation of the Company to sell the Debentures and Warrants at the Closing shall be subject at its election to the satisfaction or waiver of each of the conditions stated in the following Sections of this Article.

     8.2 Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date and the Company shall have received a certificate on the Closing Date and signed on behalf of each Purchaser to that effect.

     8.3 Performance. The Purchasers shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in the Agreement required to be performed or complied with by them at or prior to such Closing, and the Company shall have received a certificate dated as of such Closing and signed on behalf of the Purchasers to that effect.

     8.4 Payment. Each of the Purchasers shall have delivered payment to the Company in respect of their purchases of the Senior Debentures and Warrants.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

     9.1 Events of Default; Acceleration

     An "Event of Default" occurs if:

     (1) The Company defaults in the payment of any principal or interest of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (2) In the case of the Senior Debentures, the Company or any Subsidiary shall fail to perform or observe any covenant contained in Article IV of this Agreement, other than Section 4.10, and such default shall not have been remedied within twenty calendar days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

     (3) In the case of the Senior Debentures, the Company shall fail to perform or observe the covenant contained in Section 4.10, and such failure shall continue for at least twenty-four (24) months, commencing with any month following the month in which the Closing Date occurs.

     (4) In the case of the Senior Debentures, the Company or any of its Subsidiaries defaults in the performance or observance of any other agreement, term or condition contained in the Senior Debentures, this Agreement or the Related Agreements and such default shall not have been remedied within twenty calendar days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

     (5) The Company or any Subsidiary shall default (subject to any applicable grace period) in the payment of any principal of or premium, if any, or interest on any other Indebtedness or obligation with respect to borrowed money the outstanding principal of which is, at the time of such default, in an aggregate amount greater than $100,000 or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto, and the effect of such default is to cause, or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such Indebtedness or other obligation; or

     (6) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) makes a general assignment for the benefit of its creditors, or

          (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof; or

     (7) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) provides for relief against the Company or any Subsidiary in an involuntary case,

          (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property, or

          (C) orders the liquidation of the Company or any Subsidiary; or

     (8) A final, non-appealable judgment for the payment of money in an amount in excess of $200,000 shall be rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after the date on which the right to appeal has expired; or

     (9) Any representation or warranty made by the Company in this Agreement or in the Related Agreements shall prove to be materially false or incorrect on the date as of which made; then and in any such case (a) upon the occurrence of any Event of Default described in clause (6) or (7) above, the unpaid principal amount of and accrued and unpaid interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Senior Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued and unpaid thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

     Upon the occurrence of any such Event of Default, the holders of Debentures may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article IX, including without limitation reasonable attorney's fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     9.2 Rescission of Acceleration. At any time after any declaration of acceleration of all the Debentures shall have been made pursuant to Section 9.1 by any holder or holders of the Senior Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Senior Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures rescind and annul such declaration and its consequences, provided that (i) the principal of and accrued and unpaid interest on the Debentures which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and accrued and unpaid interest on the Debentures which have become due solely by such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

                                   ARTICLE X

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act" means the Securities Act of 1933, as amended.

     "Agreement" means this 9% Senior Subordinated Debenture and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Business Day" shall mean day which is not a legal holiday in the Commonwealth of Massachusetts or the City of Boston or New York City.

     "Cash and Cash Equivalents" means cash and investments in certificates of deposit, money market funds and obligations issues or guaranteed by the United States Government or any instrumentality thereof, in each case only if due and payable on demand or within thirty (30) days after the date of purchase.

     "Closing" shall have the meaning set forth in Section 1.5.

     "Closing Date" shall have the meaning set forth in Section 1.5.

     "Commission" shall have the meaning set forth in Section 2.3.

     "Company" shall have the meaning set forth in Section 1.9.

     "Consolidated Net Income" means, for any period, the Company's and its Subsidiaries' consolidated net income after any income and franchise tax, as determined in conformity with generally accepted accounting principles consistently applied, but excluding: (a) the income of any Person (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest, unless received by the Company or its Subsidiary under cash distributions; (b) any after-tax gains or losses attributable to asset dispositions; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" shall mean an Event of Default or any event which with notice or lapse of time or both would become an Event of Default.

     "Event of Default" shall have the meaning set forth in Section 9.1.

     "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with generally accepted accounting principles would be classified upon the obligor's balance sheet as indebtedness (other than deferred taxes) and shall also include capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, excluding accounts payable incurred in the ordinary course of business.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Liquidity Event" shall mean any one or more of the following: (i) a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; (ii) a sale, merger or similar transaction involving the Company, as the result of which those persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company; or (iv) consummation of the first Qualified Public Offering.

     "Material Adverse Effect" means a material and adverse effect on the assets, liabilities, properties, business, results of operation, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Purchasers" shall have the meaning set forth in Section 1.1.

     "Qualified Public Offering" means the first public offering of securities of the Company pursuant to a registration statement filed under the Act in which the gross proceeds received by the Company are at least $30 million and in connection with which the Senior Debentures are paid in full.

     "Related Agreements" shall have the meaning set forth in Section 2.2.

     "Senior Debt" shall have the meaning set forth in Section 6.1.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

     "Tangible Net Worth" means the value of the Company's tangible assets less its liabilities, as determined in accordance with generally accepted accounting principles, consistently applied.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Senior Debenture Payments. The Company agrees that, so long as any Purchaser shall hold any Senior Debentures, it will make payments of principal and interest on any Senior Debenture held by such Purchaser not later than 2:00 p.m., Boston, Massachusetts time, on the date such payment is due, in immediately available federal funds, by credit to the Purchaser's account, as specified in Schedule 1.1 hereto, or such other account or accounts as the Purchaser may designate in writing, notwithstanding any contrary provision contained herein or any Senior Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Senior Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Senior Debenture and will follow the procedures set forth in Section 5.2 hereof and in the Related Agreements. At the election of any subsequent holder of any Senior Debenture which has made the same agreements relating to such Senior Debenture as the Purchaser has made in this Section 11.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.

     11.2 Form, Registration, Transfer and Exchange of Senior Debentures. The Senior Debentures are issuable as registered notes and in denominations of not less than $ 10,000 or any integral multiple thereof. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Senior Debentures and for transfers of the Senior Debentures. Upon surrender for registration of transfer of any Senior Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Senior Debenture or Senior Debentures of like tenor and of like aggregate principal amount, which new Senior Debenture or Senior Debentures shall each be a registered Senior Debenture. At the option of the holder of any Senior Debenture, such Senior Debenture may be exchanged for other Senior Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Senior Debenture to be exchanged at the office of the Company. Whenever any Senior Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Senior Debentures which the holder thereof making the exchange is entitled to receive. Every Senior Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Senior Debenture or such holder's attorney-in-fact duly authorized in writing and the holder thereof shall agree in writing to follow the procedures set forth in Section 5.2 hereof and in the Related Agreements relating to transfers. Any Senior Debenture issued in exchange for any Senior Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Senior Debenture so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of any Purchaser (or, in the case of holders of Senior Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Senior Debenture and (i) in case of loss, theft or destruction of a Senior Debenture, of indemnity reasonably satisfactory to it or (ii) in the case of the mutilation of any Senior Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Senior Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Senior Debenture.

     11.3 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

     11.4 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns of the parties hereto (including transferees of any of the Debentures, Warrants and Warrant Shares). Notwithstanding the foregoing, (i) no transferee of Debentures, Warrants or Warrant Shares, other than an affiliate of the Purchasers, shall have the right to enforce the covenants contained in Section 4.4, and (ii) if a Debenture and Warrant have been transferred to a Person other than an affiliate of a Purchaser and all Debentures have been paid in full, then such unaffiliated transferee shall not have the benefit of, and shall have no rights under, any of the provisions of Articles III and IV hereof other than the provisions of Sections
3.1 and 3.5, each of which shall continue in full force and effect for the benefit of such transferee.

     11.5 Debentures Owned by Affiliates. For the purposes of applying all provisions of this Agreement the Debentures or shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, a Purchaser and any general or limited partner of any Purchaser. Without limiting the foregoing, each Purchaser shall be considered an affiliate of each other Purchaser.

     11.6 Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Senior Debentures at the time outstanding; and each holder of any Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 11.6, whether or not such Debenture shall have been marked to indicate such consent, but any Debenture issued thereafter shall contain a reference or bear a notation referring to any such consent; provided that notwithstanding anything in this Section 11.6 to the contrary, without the written consent of
(a) the holder or holders of all Senior Debentures at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Senior Debenture, or reduce the rate or affect the time of payment of interest with respect to any Senior Debenture, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Senior Debentures required with respect to any consent, amendment or waiver, (b) the holder or holders of all Junior Debentures at the time outstanding, no consent, or waiver to or under this Agreement shall extend or reduce the maturity of any Junior Debenture, or reduce the rate or effect at the time of payment of interest with respect to any Junior Debenture, or effect the time, amount or allocation of any required prepayments, or reduce the portion of the principal amount of the Junior Debentures required with respect to any consent, amendment or waiver, and (c) the holder or holders of all Debentures at the time outstanding, no amendment to this Agreement shall affect the provisions of Article VI. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures to each holder of the Debentures and, to the extent practicable, shall consult with holder of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures. The Company will reimburse the Purchasers for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.

     11.7 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

     The Company:         Logical Design Solutions, Inc.
                          465 South Street
                          Morristown, New Jersey 07960
                          Attention: President
                          Fax: (201) 971-0103

     with copy to:        Brown & Wood LLP
                          One World Trade Center
                          New York, New York

                          Attention: Joseph W. Armbrust, Esquire
                          Fax: (212) 839-5593

     The Purchasers:      The address set forth opposite the Purchaser's name on
                          Schedule 1.1 attached hereto.

     with copy to:        Hutchins, Wheeler & Dittmar,
                          A Professional Corporation
                          101 Federal Street
                          Boston, Massachusetts 02110
                          Attention: James Westra, Esquire
                          Fax: (617) 951-1295

     11.8 Expenses. Immediately upon consummation of the Closing, the Company shall pay all reasonable costs and expenses of the Purchasers in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchasers, provided that such aggregate payment shall not exceed $45,000. If the purchase of the Debentures is not consummated in accordance with the terms of this Agreement, the Company shall not be required under this Agreement to pay any of the Purchasers' costs or expenses.

     11.9 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     11.10 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

     11.11 Transferability as Unit. Prior to payment of a Senior Debenture included in an Investment Unit or exercise of a Warrant included in an Investment Unit, no holder may separately transfer a Senior Debenture or Warrant without transferring to the same transferee the other security comprising the Investment Unit.

     11.12 Governing Law. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

                                    * * * * *

                         LOGICAL DESIGN SOLUTIONS, INC.
                        9% SENIOR SUBORDINATED DEBENTURE
                         AND WARRANT PURCHASE AGREEMENT

                           Counterpart Signature Page

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                       Very truly yours,


                                       LOGICAL DESIGN SOLUTIONS, INC.


                                           /s/ Mary Kay Brooks
                                       By: -------------------------------------
                                           Name:  Mary Kay Brooks
                                           Title: President


                                       PRINCIPAL SHAREHOLDERS:
                                       ----------------------

                                       /s/ Mary Kay Brooks
                                       -----------------------------------------
                                       Mary Kay Brooks

                                       /s/ Darren Bryden
                                       -----------------------------------------
                                       Darren Bryden

                         LOGICAL DESIGN SOLUTIONS, INC.
                        9% SENIOR SUBORDINATED DEBENTURE
                         AND WARRANT PURCHASE AGREEMENT

                           Counterpart Signature Page

                                       PURCHASERS:
                                       ----------

                                       SUMMIT VENTURES IV, L.P.

                                       By:  Summit Partners IV, L.P.,
                                            Its General Partner

                                       By:  Stamps, Woodsum & Co. IV,
                                            Its General Partner

                                           /s/ Kevin Mohan
                                       By: -------------------------------------
                                           General Partner


                                       SUMMIT INVESTORS III, L.P.

                                           /s/ Kevin Mohan
                                       By: -------------------------------------
                                           Authorized Signatory

                                       /s/ Paul F. Lozier
                                       -----------------------------------------
                                       Paul F. Lozier


                                       SAMEDAN, INC.

                                           /s/ Paul F. Lozier
                                       By: -------------------------------------

                         LOGICAL DESIGN SOLUTIONS, INC.


                                  Schedule 1.1
                                Senior Debentures

                                              Principal Amount of                                      Total Purchase
                                              Debentures to be            Number of Shares             Price of
Name and Address                              Purchased                   Covered by Warrants          Investment Units
----------------                              -------------------         -------------------          ----------------

Summit Ventures IV, L.P.                      $5,032,521                  194,770.50                   $4,750,000
600 Atlantic Avenue
Boston, MA 022 10
Attention: Kevin P. Mohan

Summit Investors 111, L.P.                    $ 246,312.71                10,229.50                    249,500
600 Atlantic Avenue
Boston, MA 02210
Attention: Kevin P. Mohan


Samedan, Inc.                                 $ 243,902                   10,000                       243,902
40 Dellwood Drive
Madison, NJ 07940

                                              -------------------         -------------------          ----------------
Totals                                        $5,540,735.71               215,000                      $5,243,902
                                              ===================         ===================          ================

                          Logical Design Solution, Inc.

                                  Schedule 1.10
                                Junior Debentures

                                        Principal Amount of Junior           Principal Amount of Junior
                                        Subordinated Debentures for          Subordinated Debentures for
Investment                              Logical Design Solutions,            Logical Design Solutions
Name and Address                        Inc.                                 International, Inc.
----------------------                  ------------------------------       ------------------------------

Mary Kay Brooks                         $695,122.45                          $378,777.33
222 Woodland Avenue
Madison, NJ 07940

Darren A. Bryden
18-24 Franklin Place
Suite 213
Morristown, NJ 07960                    40,389.74
                                        --------------                       --------------

Total:                                  $735.512.19                          $378.777
                                        ==============                       ==============

                         Logical Design Solutions, Inc.

                                  Schedule 2.4
                        Authorized and Outstanding Stock

      Logical Design Solutions, Inc.               # Shares Authorized                  # Shares Outstanding
      ------------------------------               -------------------                  --------------------
         at 12/31/1996                               1,500,000
                  Mark Kay Brooks                                                           706,500
                  Darren A. Bryden                   _________                               78,500
                                                                                             ------
                           Total                     1,500,000                              785,000

Logical Design Solutions, Inc.                                      2,500
         at 12/31/96
                  Mary Kay Brooks                                  ______                       100
                                                                                              -----
                           Total                                    2,500                       100


* Employment Agreements for E. Bruce Lovenberg and Thomas J. Shea provide for the issuance of Stock Options. Such Options are at the sole discretion of the corporation. As of December 31, 1996, no such Options have been issued.

* A new Stock Option plan is being developed.

                            Logical Design Solutions

                                  Schedule 2.7
                               Subsequent Events

(i)      None
(ii)     None
(iii)    None
(iv)     None

Stockholders distributions representing accumulated Retained Earnings are as follows:

   LDS

      Mary Kay Brooks             $1,023,997
      Darren A. Bryden            $  142,989

   LDSI

      Mary Kay Brooks             $  823,200

                            Logical Design Solutions

                                  Schedule 2.8

Divorce proceedings between Mr. and Mrs. Brooks. As of the date hereof, there has been no claim relating to Logical Design Solutions, Inc. ("LDS") or to any shares of LDS held by any shareholder of LDS.

                         Logical Design Solutions, Inc.

                                  Schedule 2.11
                       Real Property Environmental Matters

Rental Address                   Lessor                         Term of the Lease                       Use of Property
--------------                   ------                         -----------------                       ---------------

465 South Street                 Gale & Wentworth               April 15, 1996 to July 15, 2001         Office
Suite 103                        465 South Street               $20,913.42 Monthly +
Morristown, NJ  07960            Morristown, NJ  07960          $111.60 for share of Cafe


465 South Street                 Gale & Wentworth               March 1, 1997 to July 15, 2001          Office
Suite 105                        465 South Street               $9,100 Monthly + amortized
Morristown, NJ  07960            Morristown, NJ  07960          portion of build out costs
                                                                (estimated at $800 per month)


No Environmental Issues Exist

                         Logical Design Solutions, Inc.

                                  Schedule 2.12
                                Personal Property

------------------------------------------------------------------------------

Computer Equipment Financed through Sanwa Leasing Corporation
     See Exhibit I Attached Hereto

Computer Equipment Financed through GE Capital
(Previously Tilden Financial Corp.)
     See Exhibit 2 Attached Hereto

Computer Equipment Financed through Summit Bank (Previously United Jersey Bank)
     See Exhibit 3 Attached Hereto

                         Logical Design Solutions, Inc.

                                  Schedule 2.13
                            Patents. Trademarks, Etc.

LoQical Design Solutions, Inc.
         Pending Trademark Application Mark: LDS WEBTRAC

                               Class:                     International Class 9
                               Description:               Computer software programs, and instruction
                                                          manuals and demo disks sold together, for
                                                          monitoring and reporting usage of various sites on
                                                          the Internet computer network, in International Class 9.

                               Date of first use:         On or before October 30, 1995
                               Application Number:        75027878
                               Filing Date:               December 5, 1995

Logical Design Solutions International, Inc.
         Copyright Registration    Title Of This Work: Tele-Trac
                              Registration Number:        TX 3 704 768
                                                          Effective Date Of Registration: Jan 10, 1994
                                                          Nature Of Authorship: Computer Program

                         Logical Design Solutions, Inc.

                                  Schedule 2.16
                            Contracts and Commitments

The following Project Commitments are expected to generate in excess of $100,000 during the coming year:

Client                    Project ID       Proiect Name                           Project Tvpe
------                    ----------       ------------                           ------------
Advanta                   ADV2             Advanta Booster Project                Time & Materials
Advanta                   ADV5             Avdanta Corporate Site                 Time & Materials
AT&T                      DPPG             AT&T Personnel Guide - Print           Time & Materials
AT&T                      CLSS             AT&T BMD Local Service Site            Time & Materials
AT&T                      DMHC             AT&T Health Care                       Time & Materials
Lucent                    LHRW             Lucent HR Website                      Time & Materials
NCR                       NCR2             NCR Phase 11 - Case Mgmt               Time & Materials
AT&T                      DMEV             AT&T HR Self Service Vision            Time & Materials
J&J                       JJSS             J&J Employee Self Service              Fixed Fee ($505,000)
Vanguard                  VRRC             Vanguard Retirement Center             Fixed Fee ($230,000)
AT&T                      CICM             AT&T Commercial Markets                Time & Materials
Bell Atlantic             BAV2             Bell Atlantic View @ Once 2.0          Fixed Fee ($620,000)
Time Telecom              TMI I            Time Telecom Malaysia                  Fixed Fee ($350,000)
New Zealand               NIVS             New Zealand Telecom                    Fixed Fee ($800,000)

Project Commitments are cancelable by LDS, or the Client Company with written notice.

In addition to project commitments, LDS is obligated for $100,000 or more to the following commitments:

Gale & Wentworth           Lease for Offices - Suite 103  $1,145,864
                                               Suite 105  $ 477,750 + Amortized Cost of Build Out

Employment Agreements over $ 100,000 for the following employees:

Mary K. Brooks
Darren A. Bryden
Thomas J. Shea
E. Bruce Lovenberg
Martin Bums

Agreement dated March 8, 1997 with Paul Lozier.

Logical Design Solutions, Inc.

                                                                 Schedule 2.18
                                                              Insurance Coverage

Business Owners Policy

         Agent: Traber & Vreeland Insurance
         Insurance Co:    LMI Insurance Company
                          4011 WestChase Blvd
                          Raleigh, NC 27607
         Policy #: CB29-13004

Workers Compensation Ploicy
         Agent: Traber & Vreeland Insurance
         Insurance Co:    LMI Insurance Company
                          4011 WestChase
                          Blvd Raleigh, NC 27607
         Policy IM: WC2914429

Life Insurance - Mary K. Brooks

         Insurance Co:    The Midland Life Insurance Company
                          250 East Broad Street
                          Columbus, OH 43215
         Policy #: 57313

Disability Insurance - Mary K. Brooks
         Agent: Virginia R. Hendee
         Insurance Co:    Northwestern Mutual Life
                          720 E. Wisconsin Ave.
                          Milwaukee, WI 53202
         Policy #  D-790-864
                   DI-161-646

Company Health Insurance

         Insurance Co:    Aetna Life & Casualty
                          66 Sigourney Street
                          Hartford, CT 06160-0126
         Policy#'s:  127335-010-00700
                     127335-010-00000
                     127335-010-00702

    Company Dental Plan

         Insurance Co:    New England Insurance
                          Healthplan Services, Inc.
                          3501 Frontaae Road
                          Tampa, FL 33607

         Policy      TN792884-2

Group Life Insurance / Group Long Tenn Disability
         Insurance Co:    Unum Life Insurance of America
                          PO Box 7777-W3335
                          Philadelphia, PA 19175-3335
         ID/ Policy#: 513104
                                                 There are no outstanding claims

                                                  Logical Design Solutions, Inc.

                                                           Schedule 2.19
                                                         Employee Matters

All employees have signed the EMPLOYEE CONFIDENTIALITY, NONDISCLOSURE AND RESTRICTIVE COVENANT AGREEMENT. See attached schedule for listing of current LDS employees.

Darren Bryden, E. Bruce Lovenberg, and Tom Shea have all signed individual Employment Agreements.

All Independent Contractors have signed the INDEPENDANT CONTRACTORS AGREEMENT. See attached schedule for listing of current LDS independent contractors.

All full-time employees are eligible to participate in the companies 401k defined benefits program after six months of employment.

Logical Design Solutions, Inc.

                                  Schedule 2.21
                          Transactions with Affiliates

None.

Logical Design Solutions, Inc.

                                  Schedule 2.22
         Assumptions. Guarantees. etc. of Indebtedness of Other Persons

None

Logical Design Solutions, Inc.

                                  Schedule 5.1
                          Representation and Warranties

Agreement dated March 8, 1997 with Paul Lozier.

                  LOGICAL DESIGN SOLUTIONS
               EMPLOYEE LISTING BY DEPARTMENT

EXECUTIVE:

                  Brooks, Mary K.
                  Bryden, Darren A.
                  Lovenberg, E. Bruce
                  Shea, Thomas J.

HUMAN RESOURCES:
----------------
                  Batista, Shirley
                  Gallic, Kerri
                  Links, Donald
                  Maurer, Debra
                  Sklareski, Leanne

ACCOUNTING/FINANCE:
                  Rankin, Maria E.

PRODUCTS & SERVICES:

                  Alvi, Hanif               Knopf, Glenn
                  Bennett, Mark             Koenig, John R.
                  Bissett, Lawrence         Kushler, Jeanine
                  Boyer, Barbara            Lanza, Lois
                  Bretherick, Steven        Lee, Kelly
                  Burns, Martin             Leno,Joseph
                  Cameron, Michelle         Liao, Stephanie
                  Chidella, Aparna          MacAvoy, Robert
                  Crowley, Jack             Mauro, Edward
                  Cuorno, John              Menk, James
                  Daidone, John             Modell, Geri
                  Duane, Eileen             Pinto, Jacqueline
                  Erdley, William           Saint-Andre, Peter
                  Flesch, Joseph            Salimbene, Michelle
                  Frassinelli, Michael      Salvas, Thomas
                  Goebel, Daniel            Shannon, Michael
                  Goldberg, Diane           Sikorski, Gary
                  Harlos, Richard           Smith, Samantha
                  Harris, Susan             Snyder, Barbara
                  Jurista, James            Thomas,Tammy
                  Kalas, Raymond            Thomas, Jacqueline
                  Kermen, David             TitQie, Charles
                  Khan, Arif                Treiling, Steven
                  Kirchuk, Steven           Tsai, Tony
                  Klingenburg, Anne         Tunkel, Bruce
                                            Zhana, Yan

              LOGICAL DESIGN SOLUTIONS
              INDEPENDANT CONTRACTORS

Bergger, Joan
Eesley, Richard
Goldschmidt, Dee
Renda, Cathy
Tran, Polly
Tran, Tuyen